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                                                                   EXHIBIT 23(b)

January 25, 1996

Board of Directors
First Commercial Bancorp
865 Howe Avenue, Suite 310
Sacramento, CA  95825

Re:    First Commercial Bancorp
       Amendment to Form S-1

Dear Sirs:

Carpenter & Company hereby consents to the inclusion of its name and the description of its activities and responsibilities in the above referenced Registration Statement on Form S-1 as stated in the draft dated January 22, 1996.


Very Truly Yours

CARPENTER & COMPANY


/s/ John Flemming
-----------------
John Flemming
President & COO